PRICING SUPPLEMENT NO. 4                                          Rule 424(b)(3)
DATED: August 31, 1999                                        File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $50,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 9/1/1999   Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date: 9/1/2000         CUSIP#: 073928KU6

Option to Extend Maturity:      No    [x]
                                Yes   [ ]   Final Maturity Date:


                                                 Optional          Optional
                             Redemption          Repayment         Repayment
        Redeemable On         Price(s)            Date(s)          Price(s)
        -------------         --------            -------          --------

             N/A                 N/A                N/A               N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate                  Minimum Interest Rate:  N/A

[x]  Federal Funds Rate                     Interest Reset Date(s):  Daily

[ ]  Treasury Rate                          Interest Reset Period:  Daily

[ ]  LIBOR Reuters                          Interest Payment Date(s):  *

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  **                  Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): +0.39%

*    12/1/99, 3/1/2000, 6/1/2000 and 9/1/2000

**   Federal Funds Opening Rate on September 1, 1999 plus 39 basis points

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.